Exhibit 99.1

% Herceptin and MabThera/Rituxan - A Large and Growing ~$11 Billion Market Opportunity *2005-2009 year end exchange rates from oanda.com Source: Roche annual reports, 2005-2009 2 (CHART) ~54% of sales in EU/Int'l. in 2009